USF&G CORPORATION

                         SENIOR EXECUTIVE SEVERANCE PLAN


                      I. Preamble and Statement of Purpose.

     The purpose of this Plan is to assure USF&G Corporation (together with its subsidiaries, "the Corporation") that it will have the continued dedication, loyalty, and service of, and the availability of objective advice and counsel from, senior executives of the Corporation notwithstanding the possibility, threat or occurrence of a bid or other action to take over control of the Corporation.

     In the event the Corporation receives any proposals from a third party concerning a possible business combination with the Corporation, or acquisition of the Corporation's equity securities, the Board of Directors of the Corporation (the "Board") believes it imperative that the Corporation and the Board be able to rely upon the Corporation's senior executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal, or be influenced to consider other employment opportunities or prospects because of such uncertainties or risks.

     Should the Corporation receive any such proposals, in addition to their regular duties, such senior executives, in light of their experience and knowledge gained within that portion of the business in which they are principally engaged, may be called upon to assist in the assessment of proposals, advise management and the Board as to whether such proposals would be in the best interest of the Corporation and its shareholders, and to take such other actions as the Board might determine to be appropriate.


                            II. Eligible Executives.

     Participants under this Plan shall consist of those senior executives of the Corporation who are from time to time designated to be included within this Plan by the Board, acting on the advice of its Compensation Committee. Participation in this Plan, and the senior executive's agreement to the terms and conditions of such participation, shall be evidenced by a letter agreement in the form, or substantially in the form, of Exhibit A. A Participant who is no longer employed by the Corporation, shall cease to be a Participant in the Plan except that a Participant shall not cease to be a Participant in the Plan by virtue of cessation of employment (except as provided in the Plan) if employment ceases, (i) within two years after the Effective Date (as hereinafter defined) in question or (ii) during any period of time when the Board has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control (as hereinafter defined) until, in the opinion of the Board, the third party has abandoned or terminated its efforts to effect a Change of Control. Any decision by the Board that a third party has or has not taken steps reasonably calculated to effect a Change of Control or that the third person has abandoned or terminated its efforts to effect a Change of Control shall be conclusive and binding on the Participants.


                              III. Plan Provisions

3.1     Services during Certain Events.

     3.1.1. Continuation of Services. Each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall agree that in the event a third party begins a tender or exchange offer, circulates a proxy to shareholders, makes a public announcement of its intention to take steps to seek or cause a Change of Control, or takes other steps seeking to effect a Change of Control, the Participant will not voluntarily leave the employ of the Corporation, except for Good Reason (as defined in Section 3.3.2), and will render the services contemplated in this Plan (including the preamble and statement of purpose in Part I), until the third party has abandoned or terminated his or its efforts to effect a Change of Control or until twelve (12) months after the Effective Date (as defined below) has occurred.

     3.1.2. Definition of Change in Control. For purposes of this Plan, a "Change of Control" shall be deemed to have taken place on the earliest of the date (i) of the first purchase of shares of the Common Stock of the Corporation pursuant to a tender offer or an exchange offer (other than one made by the Corporation or holding company for the Corporation) for all or any part of the Corporation's Common Stock; (ii) of approval of the shareholders of the Corporation of a merger, consolidation, sale, statutory or other share exchange, or disposition of all or substantially all of the Corporation's assets in which the Corporation (or a holding company for the Corporation) will not survive as a publicly-owned corporation operating the business it operated prior to such transaction; or (iii) on which any entity, person or group acquires beneficial ownership of shares of the Corporation's Common Stock (whether in one or a series of transactions), directly or indirectly, amounting to 30% or more of the outstanding shares of such class. A "holding company for the Corporation" means, in the foregoing sentence, an entity that becomes a holding company for the Corporation without altering or planning to alter in any material respect the shareholders of the Corporation or the business of the Corporation as a whole, other than a case in which an acquisition of another company by the Corporation or the holding company is being accomplished concurrently. In each case the determination of whether or not a "Change in Control" is deemed to have taken place shall be made without regard to whether such events or occurrences were approved or concurred in by the Board.

     3.1.3. Definition of Effective Date. For purposes of this Plan, "Effective Date" shall mean the date on which a Change of Control occurs. In the event of a subsequent Change of Control within two years of the prior Change in Control, "Effective Date" shall mean the date on which the subsequent Change in Control occurs. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs, and if the Participant's employment with the Corporation had terminated prior to the date on which the Change of Control occurred, and if it is reasonably demonstrated by the Participant that such termination of employment either was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or otherwise arose in connection with or in anticipation of the Change of Control, then, for all purposes of this Plan, the term "Effective Date" shall mean, with respect to such Participant only, the date immediately prior to the date of such termination of employment.

3.2     Termination after Effective Date.

     3.2.1. Triggering Event. In the event the Participant's employment with the Corporation is terminated without Cause by the Corporation, or for Good Reason by the Participant, on or within two years after the Effective Date, or in the event the Participant terminates employment with the Corporation for any reason (other than death, Disability or retirement at a normal retirement age) within the Window Period, the Corporation shall (in addition to any compensation or benefits to which the Participant may otherwise be entitled under any other agreement, plan or arrangement with the Corporation, other than amounts excluded by Section 3.5.2) make the payments and shall provide the benefits to the Participant specified under Sections 3.2.2, 3.2.3, 3.2.4 and 3.2.5, and, if applicable, the payments contemplated under Section 3.4 of this Plan. For purposes of this Section 3.2.1, a Participant's employment with the Corporation will be deemed to have terminated on the earlier of the date the Participant's employment with the Corporation ceases or the date that written notice of any such termination is received by the Participant or by the Corporation, as the case may be, even though the parties may agree in connection therewith that the Participant's employment with the Corporation will continue for a specified period thereafter. The failure by the Participant or the Corporation to set forth in any such notice sufficient facts or circumstances showing Good Reason or Cause, as the case may be, shall not waive any right of the Participant or the Corporation or preclude either party from asserting such facts or circumstances in the enforcement of any such right.

     3.2.2. Lump Sum Cash Payment. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to three times the sum of: (i) the Participant's actual annual rate of base salary as in effect immediately prior to either the date of the Participant's termination of employment with the Corporation or the Effective Date, whichever is higher; (ii) the Participant's most recent annual bonus payment under the Corporation's annual bonus plan (Management Incentive Plan), or if higher, the target award for such Participant; and (iii) the Participant's most recent regular long term incentive compensation payment under the Corporation's long-term incentive plan (Long-Term Incentive Plan), or if higher, the target award for such Participant. In determining actual base salary, annual bonus payments and long-term incentive compensation payments, such sums shall be adjusted to include the dollar value of any compensation that would have been paid to the Participant but was deferred or excluded for Federal income tax purposes (including, but not limited to, the dollar value of earned performance awards under the Corporation's Long-Term Incentive Program which are deferred thereunder, deferrals under the Corporation's Executive Deferred Bonus Payment Plan and deferrals under the Corporation's Capital Accumulation Plan). Target awards shall be based on the targets, the Participant's base salary and the Participant's grade, all as in effect on the date immediately prior to the Effective Date. The dollar value of any payments or awards which pursuant to the applicable compensation plan are payable in shares of stock, shall be based on the average of the high and low sales price of such stock as reported on the principal stock exchange upon which such shares are traded on the Determination Date. The "Determination Date" shall be (i) if the value is to be based on a payment, the date of such award (i.e., the date generally used by the Corporation to determine the value of such awards for federal income tax purposes without regard to an individual Participant's exercise of a deferral election); or (ii) if the value is to be based on a targeted award, the date immediately prior to either the Effective Date or the date of such Participant's termination, whichever would result in the greater value.

     3.2.3. Deferred Compensation and Unvested Retirement Plan Benefit Payment. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to (i) the sum of the lump sum actuarial present value of the Participant's accrued benefits as of such day under all of the Corporation's plans, programs and arrangements providing for nonqualified deferred compensation or nonqualified supplemental retirement benefits ("Nonqualified Plans") plus (ii) the difference (if any) between (I) the sum of the lump sum actuarial present value of the Participant's accrued benefits as of such day under all of the Corporation's tax-qualified retirement plans (including, but not limited to, the Retirement Pension Plan for U.S.A. Employees of USF&G Corporation, the USF&G Capital Accumulation Plan and any successor plans) ("Retirement Plans") and (II) the sum of the lump sum actuarial present value of the Participant's vested accrued benefit as of such day under the Retirement Plans. With respect to each Nonqualified Plan and Retirement Plan which is not a defined contribution plan, the actuarial factors specified in such plan shall be used to determine the lump sum actuarial present value of accrued benefits or, if no such factors are specified, the factors to be used under the Corporation's tax-qualified defined benefit plan, as then in effect, shall be used. The amount payable under this Section 3.2.3 shall be in full satisfaction of any and all amounts which may be payable to the Participant under the Nonqualified Plans, and upon receipt of the amount specified in this
Section 3.2.3, neither the Participant nor any beneficiary of the Participant shall have any rights to any further payments under such Nonqualified Plans. The amounts payable under this Section 3.2.3 shall be determined without regard to any tax benefits or income deferral otherwise available or applicable to the Participant with respect to amounts paid or payable under the Nonqualified Plans or the Retirement Plans.

     3.2.4. Outstanding Long-Term Incentive and Annual Bonus Awards. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum amount (subject to any applicable payroll or other taxes required to be withheld) equal to a portion of any outstanding annual bonus award pro rated (based on the number of whole months in the annual bonus period) to the date of termination, based on an assumed achievement of 100% of the targeted performance goal for such award. Within 30 days after the Effective Date, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to a portion of all outstanding long-term incentive awards, pro rated (based on the number of whole months in the performance period) to the date of termination, based on an assumed achievement of 100% of the targeted performance goal for such award. Upon receipt of an amount specified under this Section 3.2.4, neither the Participant nor any other person claiming any payment by reason of the Participant's participation in the applicable long-term incentive or annual bonus plan, shall have any right to any payment under such plan with respect to any applicable award thereunder.

     3.2.5. Welfare Benefit Continuation. The Participant's (and, where applicable, members of the Participant's family's) participation in the group medical, dental, life (including split dollar) and disability plans maintained by the Corporation shall be continued on substantially the same basis as if the Participant were an employee of the Corporation until the earlier of the third anniversary of the Participant's termination or the last day of the month in which the Participant commences employment with another employer (the "Coverage Period"). In the event that the Corporation is unable for any reason to provide for the Participant's (and, where applicable, the Participant's family's) continued participation in one or more of such plans during the Coverage Period, the Corporation shall pay or provide at its expense equivalent benefit coverage for the remainder of the Coverage Period. The Corporation shall also pay to the Participant at least annually an amount which shall be sufficient on an after tax basis to compensate the Participant for all additional taxes incurred by reason of any income realized as a result of the continued coverage under this subparagraph, to the extent such taxes result from the Participant's status as a non-employee and would not be incurred if Participant was an employee of the Corporation, on a grossed-up basis at the highest marginal income tax rate for individuals; provided, however, that no such payment shall be provided with respect to continued coverage under any split dollar life insurance plan or arrangement. The Coverage Period shall not be taken into account as a period of continuation coverage for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974 or for purposes of any other obligation of the Corporation to provide any continued coverage to the Participant (and, where applicable, members of the Participant's family) under any group medical, dental, life or disability plan.

3.3     Certain Definitions.  For purposes of this Plan:

     3.3.1. "Cause" means (i) the Participant's willful and continued failure substantially to perform the duties of his or her position (other than as a result of Disability or as a result of termination by the Participant for Good Reason) after written notice to the Participant by the Board specifying such failure, provided that such "cause" shall have been found by a majority vote of the Board after at least 10 days' written notice to the Participant specifying the failure on the part of the Participant and after an opportunity for the Participant to be heard at a meeting of the Board; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by the Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Corporation or any of its affiliates; or (iii) the Participant's indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Corporation conducts business. For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Corporation's best interests.

     3.3.2. "Good Reason" means (i) removal from, or failure to be reappointed or reelected to, the Participant's principal positions immediately prior to the Effective Date (other than as a result of a promotion); (ii) material diminution in the Participant's title, position, duties or responsibilities, or the assignment to the Participant of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the Participant's position immediately prior to the Effective Date; (iii) reduction in base salary or Incentive Compensation opportunity, including reduction in level of participation in long term incentive, benefit and other plans for senior executives as in effect immediately preceding the Effective Date, or their equivalents; (iv) relocation of the Participant's principal workplace without his or her consent to a location which is more than 50 miles from the Participant's principal workplace on the Effective Date; or (v) any failure by the Corporation to comply with and satisfy the requirements of Section 3.6.7, provided that the successor shall have received at least ten days' prior written notice from the Corporation or the Participant of the requirements of Section
3.6.7. For purposes of clauses (i), (ii) or (iii) of the preceding sentence, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Participant shall be excluded. For purposes of clause (ii), no material diminution of title, position, duties or responsibilities shall be deemed to occur solely because the Corporation becomes a subsidiary of another corporation or change in the reporting hierarchy incident thereto.

     3.3.3. "Window Period" means the 60-day period immediately following the first anniversary of the Effective Date.

     3.3.4. "Disability" means either (i) "total disability" as defined for purposes of the Corporation's Long-Term disability benefit plan; or (ii) the Participant's inability, as a result of physical or mental incapacity, to perform the Participant's duties for a period of six consecutive months or for an aggregate of six months in any twelve consecutive month period.

     3.3.5. "Incentive Compensation" includes any bonus or award received under any corporate incentive plan or under any corporate long-term incentive plan maintained by the Corporation (or any successor to any such plan).

3.4     Certain Additional Payments by the Corporation.

     3.4.1. Excise Tax Protection. In the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 3.4) (a "Payment") would be subject to the excise tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Corporation shall pay to the Participant an additional amount (a "Gross-Up Payment") such that, after payment by the Participant of all income taxes and Excise Tax imposed upon the Gross-Up Payment, the Participant will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     3.4.2. Determinations. Subject to the provisions of Section 3.4.3 below, all determinations required to be made under this Section 3.4, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Piper & Marbury L.L.P. (the "Law Firm"), which shall provide detailed supporting calculations both to the Corporation and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as may be requested by the Corporation. The Law Firm may employ and rely upon the opinions of actuarial or accounting professionals to the extent it deems necessary or advisable. In the event that the Law Firm determines for any reason that it is unable to perform such services, or declines to do so, the Corporation shall select another nationally recognized law firm to make the determinations required under this section (which law firm shall then be referred to as the Law Firm hereunder). All fees and expenses of the Law Firm shall be borne solely by the Corporation. Any Gross-Up Payment determined pursuant to this Section 3.4 shall be paid by the Corporation to the Participant within five business days of the Corporation's receipt of the Law Firm's determinations. If the Law Firm determines that no Excise Tax should be payable by the Participant, the Law Firm shall be requested to furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Law Firm shall be binding upon the Corporation and the Participant. As a result of possible uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Law Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made or that the Gross-Up Payments which are made by the Corporation will be insufficient to satisfy the Excise Taxes and/or all applicable income taxes incurred by the Participant on the Gross-Up Payments (in either case, an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 3.4.3, and the Participant thereafter is required to make a payment of any Excise Tax, the Law Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant.

     3.4.3. Underpayments. The Participant shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would result in the assessment or collection of any Underpayment with respect to the Participant. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that a failure by the Participant to give notice timely shall not relieve the Corporation of its obligations hereunder except to the extent it shall have been materially prejudiced. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

          (i) give the Corporation any information reasonably requested by the Corporation relating to such claim,

          (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by the Law Firm or any other law firm selected by the Corporation,

          (iii) cooperate with the Corporation in good faith in order to effectively to contest such claim, and

          (iv) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

     3.4.4. Refunds. If, after the receipt by the Participant of any amount paid or advanced by the Corporation in connection with a contest undertaken pursuant to Section 3.4.3, the Participant becomes entitled to receive any refund or credit with respect thereto, the Participant shall (subject to the Corporation's complying with the requirements of Section 3.4.3) promptly pay to the Corporation the amount of such refund or credit (together with any interest paid or credited thereon after taxes applicable thereto).

3.5     Terms and Conditions of Participation

     3.5.1. Conditions of Participation. As a condition to being covered by the Plan, each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall acknowledge and agree that (i) except as may otherwise be expressly provided under any other executed agreement between the Participant and the Corporation, nothing contained in this Plan (including, but not limited to using the term "Cause" to determine benefits under this Plan) is intended to change the fact that the employment of the Participant by the Corporation is "at will" and, prior to the Effective Date, may be terminated by either the Participant or the Corporation at any time, (ii) in accordance with the Corporation's Alternative Dispute Resolution Policy (as in effect from time to time), disputes regarding the Participant's employment with the Corporation (regardless of whether such dispute involves the terms of this Plan) shall be subject to arbitration as provided in Section 3.6.9 of this Plan, and (iii) the Participant shall be bound by, and comply with, the requirements of Sections 3.6.3, 3.6.4 and 3.6.5 of this Plan. Moreover, if prior to the Effective Date, the Participant's employment with the Corporation terminates, then the Participant shall have no further rights under this Plan.

     3.5.2. Non-Duplication. As a condition of being covered by this Plan, and notwithstanding any other agreement to the contrary, each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall agree that (i) the payments under this Plan shall be in lieu of any severance or similar payments that otherwise might be payable under any plan, program, policy or agreement, and (ii) except for amounts payable under the Retirement Plans, if any, the payments under Sections 3.2.3 and 3.2.4 are in full and complete satisfaction of all liabilities of the Corporation with respect to the Participant under the plans, programs and agreements described in those Sections.

     3.5.3. Amendment and Termination. The Plan may not be amended or terminated after the Effective Date. Prior to the Effective Date, the Board may, in its sole discretion, modify or amend this Plan in any respect, or terminate the Plan (including with respect to individuals then participating in the Plan), provided
(i) such action is taken and becomes effective at least one (1) year prior to the Effective Date and such action is communicated to the Participants prior to the Effective Date, (ii) the Board, in its sole discretion, determines that such actions are necessary, in its opinion, to permit any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles, if such transaction is intended to meet, and is conditioned upon compliance with, such requirements, or (iii) such actions do not reduce the amount or defer the receipt of any payment or benefit provided under this Plan.

3.6     General.

     3.6.1. Indemnification. If litigation or arbitration shall be brought to enforce or interpret any provision of this Plan which relates to the Corporation's obligation to make payments hereunder, then the Corporation, to the extent permitted by applicable law and the Corporation's Charter, shall indemnify the Participant for his reasonable attorneys' fees and disbursements incurred in such proceedings, and shall pay pre-judgment interest on any money judgment obtained by the Participant calculated at the prime rate of interest published from time to time by The Wall Street Journal ("Prime Rate") from the date that payment(s) to him or her should have been made under this Plan.

     3.6.2. Payment Obligations; Overdue Payments. The Corporation's obligations to make the payments and provide the benefits to the Participant under this Plan shall be absolute and unconditional and shall not be affected in any way by any circumstances, including, without limitation, any asserted violation of Sections 3.6.3, 3.6.4 or 3.6.5 of this Plan or any offset, counterclaim, recoupment, defense or other right which the Corporation may have against the Participant or anyone else, provided, however, that as a condition to payment of amounts under this Plan, the Participant shall execute a general release and waiver ("Waiver"), in form and substance reasonably satisfactory to the Corporation, of all claims relating to the Participant's employment by the Corporation and the termination of such employment, including, but not limited to, discrimination claims, employment-related tort claims, contract claims and claims under this Plan (other than claims with respect to benefits under the Corporation's tax-qualified retirement plans, continuation of coverage or benefits solely as required by Part 6 of Title I of the Employee Retirement Income Security Act of 1974 or any obligation of the Corporation to provide future performance under
Section 3.2.5 and Section 3.4). All amounts payable by the Corporation hereunder shall be paid without notice or demand, except as may be required with respect to the Waiver. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Participant or from whosoever may be entitled thereto, for any reason whatsoever. The Participant shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and provide the benefits required under this Plan. The Participant shall be entitled to receive interest at the Prime Rate on any payments under this Plan that are overdue, provided, however, that no payments shall be deemed to be overdue until the Participant executes the Waiver and any recision period with respect to such Waiver has expired.

     3.6.3. Confidential Information. The Participant shall at all times hold in a fiduciary capacity for the benefit of the Corporation all secret, confidential or proprietary information, knowledge or data relating to the Corporation, and its respective businesses, which shall have been obtained by the Participant during the Participant's employment by the Corporation and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Plan) including, but not limited to, information regarding clients, customers, policyholders, vendors, consultants and agents of the Corporation ("Confidential Information"). During the Participant's employment with the Corporation and after termination of such employment at any time or for any reason, and regardless of whether any payments are made to the Participant under this Plan as a result of such termination, the Participant shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to any person other than the Corporation and those designated by it or use any Confidential Information except for the benefit of the Corporation. Immediately upon termination of the Participant's employment with the Corporation at any time or for any reason, the Participant shall return to the Corporation all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of Confidential Information.

     3.6.4. Solicitation of Employees. During the Participant's employment with the Corporation and for a period of twelve (12) months after termination of such employment at any time and for any reason, and regardless of whether any payments are made to the Participant under this Plan as a result of such termination, the Participant shall not solicit, participate in or promote the solicitation of any person who was employed by the Corporation at the time of the Participant's termination of employment with the Corporation to leave the employ of the Corporation, or, on behalf of himself or any other person, hire, employ or engage any such person. The Participant further agrees that, during such time, if an employee of the Corporation contacts the Participant about prospective employment, the Participant will inform such employee that he or she cannot discuss the matter further without informing the Corporation.

     3.6.5. Solicitation of Clients, Customers, Etc. During the Participant's employment with the Corporation and for a period of twelve (12) months after termination of the Participant's employment under circumstances which result in payment of any amounts to the Participant under this Plan, the Participant shall not, directly or indirectly, solicit any person who, at the time of the termination of the Participant's employment with the Corporation, was a client, customer, policyholder, vendor, consultant or agent of the Corporation to discontinue business, in whole or in part, with the Corporation. The Participant further agrees that, during such time, if such a client, customer, policyholder, vendor, or consultant or agent contacts the Participant about discontinuing business with the Corporation and/or moving that business elsewhere, the Participant will inform such client, customer, policyholder, vendor, consultant or agent that he or she cannot discuss the matter further without informing the Corporation.

     3.6.6. Application of Restrictions Respecting Confidential Information and Solicitation of Employees, Clients, Customers, etc. The requirements and obligations of the Participant under Sections 3.6.3, 3.6.4 and 3.6.5 shall be in addition to and not a limitation under any other requirements and obligations of the Participant, at law or otherwise. The term "person" for purposes of Sections 3.6.3, 3.6.4 and 3.6.5 shall include any individual or entity, including any corporation, trust or partnership.

     3.6.7. Successors. All right under this Plan are personal to the Participant and without the prior written consent of the Corporation shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by the Participant's legal representative. This Plan shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such event resulting in a successor had taken place. As used in this Plan, "Corporation" shall mean the Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees, or is otherwise obligated, to perform this Plan by operation of law, or otherwise.

     3.6.8. Controlling Law. This Plan shall in all respects be governed by, and construed in accordance with, the laws of the State of Maryland (without regard to the principles of conflicts of laws).

     3.6.9. Arbitration. IN ACCORDANCE WITH THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY (AS IN EFFECT FROM TIME TO TIME), DISPUTES REGARDING THE PARTICIPANT'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE HEREUNDER, WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE PARTICIPANT SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC. OR ANY SUCCESSOR THERETO, IN ACCORDANCE WITH JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF MARYLAND WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS PLAN; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY. ARBITRATION MAY BE HELD IN BALTIMORE, MARYLAND OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

     3.6.10. Severability. Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



Date:  February 27, 1997






                                          /s/ NORMAN P. BLAKE, JR.
                                          Norman P. Blake, Jr.
                                          Chairman, President, and
                                          Chief Executive Officer





                         SENIOR EXECUTIVE SEVERANCE PLAN

Dear ____________:


     On February 26, 1997, the Board of Directors approved the enclosed Senior Executive Severance Plan (the "Plan"). The Board, upon recommendation of the Compensation Committee, has designated you to be a Participant in the Plan.

     Please review the provisions of the Plan and its stated purposes carefully, including particularly the terms and conditions stated in Sections 3.1.1 (Continuation of Services), 3.5 (Terms and Conditions of Participation), 3.6.3 (Confidential Information), 3.6.4 (Solicitation of Employees), 3.6.5 (Solicitation of Clients, Customers, Etc.) and 3.6.9 (Arbitration) of the Plan, to which you will agree by executing this letter agreement. In order to be entitled to the benefits and agree to your obligations provided in the Plan, please execute the enclosed copy of this letter and return it to John A. MacColl, Executive Vice President and General Counsel, whereupon the Plan and this letter will become a legally binding agreement between you and the Corporation.

                                          Very truly yours,



                                          -------------------------



I hereby confirm my agreement with the foregoing:

-------------------------------

Date:___________________________

                                USF&G CORPORATION

                          KEY EXECUTIVE SEVERANCE PLAN


                      I. Preamble and Statement of Purpose.

     The purpose of this Plan is to assure USF&G Corporation (together with its subsidiaries, "the Corporation") that it will have the continued dedication, loyalty, and service of, and the availability of objective advice and counsel from, key employees of the Corporation notwithstanding the possibility, threat or occurrence of a bid or other action to take over control of the Corporation.

     In the event the Corporation receives any proposals from a third party concerning a possible business combination with the Corporation, or acquisition of the Corporation's equity securities, the Board of Directors of the Corporation (the "Board") believes it imperative that the Corporation and the Board and its senior management be able to rely upon key employees to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal, or be influenced to consider other employment opportunities or prospects because of such uncertainties or risks.

     Should the Corporation receive any such proposals, in addition to their regular duties, such key employees, in light of their experience and knowledge gained within that portion of the business in which they are principally engaged, may be called upon to assist in the assessment of proposals, advise senior management and the Board as to whether such proposals would be in the best interest of the Corporation and its shareholders, and to take such other actions as the Board or senior management might determine to be appropriate.


                             II. Eligible Executives.

     Participants under this Plan shall consist of those key employees of the Corporation who are from time to time designated as key employees to be included within this Plan by the Chief Executive Officer of the Corporation with the concurrence of the Compensation Committee of the Board. Participation in this Plan, the amount of the Lump Sum Cash Payment under Section 3.2.2 of this Plan, and the key employee's agreement to the terms and conditions of such participation, shall be evidenced by a letter agreement in the form, or substantially in the form, of Exhibit A. A Participant who is no longer employed by the Corporation, shall cease to be a Participant in the Plan except that a Participant shall not cease to be a Participant in the Plan by virtue of cessation of employment (except as provided in the Plan) if employment ceases,
(i) within two years after the Effective Date (as hereinafter defined) in question or (ii) during any period of time when the Board has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control (as hereinafter defined) until, in the opinion of the Board, the third party has abandoned or terminated its efforts to effect a Change of Control. Any decision by the Board that a third party has or has not taken steps reasonably calculated to effect a Change of Control or that the third person has abandoned or terminated its efforts to effect a Change of Control shall be conclusive and binding on the Participants.


                              III. Plan Provisions

3.1     Services during Certain Events.

     3.1.1. Continuation of Services. Each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall agree that in the event a third party begins a tender or exchange offer, circulates a proxy to shareholders, makes a public announcement of its intention to take steps to seek or cause a Change of Control, or takes other steps seeking to effect a Change of Control, the Participant will not voluntarily leave the employ of the Corporation, except for Good Reason (as defined in Section 3.3.2), and will render the services contemplated in this Plan (including the preamble and statement of purpose in Part I), until the third party has abandoned or terminated his or its efforts to effect a Change of Control or until twelve (12) months after the Effective Date (as defined below) has occurred.

     3.1.2. Definition of Change in Control. For purposes of this Plan, a "Change of Control" shall be deemed to have taken place on the earliest of the date (i) of the first purchase of shares of the Common Stock of the Corporation pursuant to a tender offer or an exchange offer (other than one made by the Corporation or holding company for the Corporation) for all or any part of the Corporation's Common Stock; (ii) of approval of the shareholders of the Corporation of a merger, consolidation, sale, statutory or other share exchange, or disposition of all or substantially all of the Corporation's assets in which the Corporation (or a holding company for the Corporation) will not survive as a publicly-owned corporation operating the business it operated prior to such transaction; or (iii) on which any entity, person or group acquires beneficial ownership of shares of the Corporation's Common Stock (whether in one or a series of transactions), directly or indirectly, amounting to 30% or more of the outstanding shares of such class. A "holding company for the Corporation" means, in the foregoing sentence, an entity that becomes a holding company for the Corporation without altering or planning to alter in any material respect the shareholders of the Corporation or the business of the Corporation as a whole, other than a case in which an acquisition of another company by the Corporation or the holding company is being accomplished concurrently. In each case the determination of whether or not a "Change in Control" is deemed to have taken place shall be made without regard to whether such events or occurrences were approved or concurred in by the Board.

     3.1.3. Definition of Effective Date. For purposes of this Plan, "Effective Date" shall mean the date on which a Change of Control occurs. In the event of a subsequent Change of Control within two years of the prior Change in Control, "Effective Date" shall mean the date on which the subsequent Change in Control occurs. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs, and if the Participant's employment with the Corporation had terminated prior to the date on which the Change of Control occurred, and if it is reasonably demonstrated by the Participant that such termination of employment either was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or otherwise arose in connection with or in anticipation of the Change of Control, then, for all purposes of this Plan, the term "Effective Date" shall mean, with respect to such Participant only, the date immediately prior to the date of such termination of employment.

3.2     Termination after Effective Date.

     3.2.1. Triggering Event. In the event the Participant's employment with the Corporation is terminated without Cause by the Corporation, or for Good Reason by the Participant, on or within two years after the Effective Date, the Corporation shall (in addition to any compensation or benefits to which the Participant may otherwise be entitled under any other agreement, plan or arrangement with the Corporation, other than amounts excluded by Section 3.4.2, but subject to the limitations set forth in Section 3.2.6) make the payments and shall provide the benefits to the Participant specified under Sections 3.2.2, 3.2.3, 3.2.4 and 3.2.5. For purposes of this Section 3.2.1, a Participant's employment with the Corporation will be deemed to have terminated on the earlier of the date the Participant's employment with the Corporation ceases or the date that written notice of any such termination is received by the Participant or by the Corporation, as the case may be, even though the parties may agree in connection therewith that the Participant's employment with the Corporation will continue for a specified period thereafter. The failure by the Participant or the Corporation to set forth in any such notice sufficient facts or circumstances showing Good Reason or Cause, as the case may be, shall not waive any right of the Participant or the Corporation or preclude either party from asserting such facts or circumstances in the enforcement of any such right.

     3.2.2. Lump Sum Cash Payment. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the amount specified in the letter agreement with the Participant in the form, or substantially in the form, of Exhibit A.

     3.2.3 Deferred Compensation and Unvested Retirement Plan Benefit Payment. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to (i) the sum of the lump sum actuarial present value of the Participant's accrued benefits, as of such day under all of the Corporation's plans, programs and arrangements providing for nonqualified deferred compensation or nonqualified supplemental retirement benefits ("Nonqualified Plans") plus (ii) the difference (if any) between (I) the sum of the lump sum actuarial present value of the Participant's accrued benefits as of such day under all of the Corporation's tax-qualified retirement plans (including, but not limited to, the Retirement Pension Plan for U.S.A. Employees of USF&G Corporation, the USF&G Capital Accumulation Plan and any successor plans) ("Retirement Plans") and (II) the sum of the lump sum actuarial present value of the Participant's vested accrued benefit as of such day under the Retirement Plans. With respect to each Nonqualified Plan and Retirement Plan which is not a defined contribution plan, the actuarial factors specified in such plan shall be used to determine the lump sum actuarial present value of accrued benefits or, if no such factors are specified, the factors to be used under the Corporation's tax-qualified defined benefit plan, as then in effect, shall be used. The amount payable under this Section 3.2.3 shall be in full satisfaction of any and all amounts which may be payable to the Participant under the Nonqualified Plans, and upon receipt of the amount specified in this
Section 3.2.3, neither the Participant nor any beneficiary of the Participant shall have any rights to any further payments under such Nonqualified Plans. The amounts payable under this Section 3.2.3 shall be determined without regard to any tax benefits or income deferral otherwise available or applicable to the Participant with respect to amounts paid or payable under the Nonqualified Plans or the Retirement Plans.

     3.2.4. Outstanding Long-Term Incentive and Annual Bonus Awards. On or before the Participant's last day of employment with the Corporation, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum amount (subject to any applicable payroll or other taxes required to be withheld) equal to a portion of any outstanding annual bonus award pro rated (based on the number of whole months in the annual bonus period) to the date of termination, based on an assumed achievement of 100% of the targeted performance goal for such award. Within 30 days after the Effective Date, the Corporation shall pay to the Participant as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to a portion of all outstanding long-term incentive awards, pro rated (based on the number of whole calendar months in the performance period) to the date of termination, based on an assumed achievement of 100% of the targeted performance goal for such award. Upon receipt of an amount specified under this Section 3.2.4, neither the Participant nor any other person claiming any payment by reason of the Participant's participation in the applicable long-term incentive or annual bonus plan, shall have any right to any payment under such plan with respect to any applicable award thereunder.

     3.2.5. Welfare Benefit Continuation. The Participant's (and, where applicable, members of the Participant's family's) participation in the group medical, dental, life (including split dollar) and disability plans maintained by the Corporation shall be continued on substantially the same basis as if the Participant were an employee of the Corporation until the earlier of the first anniversary of the Participant's termination or the last day of the month in which the Participant commences employment with another employer (the "Coverage Period"). In the event that the Corporation is unable for any reason to provide for the Participant's (and, where applicable, the Participant's family's) continued participation in one or more of such plans during the Coverage Period, the Corporation shall pay or provide at its expense equivalent benefit coverage for the remainder of the Coverage Period. The Corporation shall also pay to the Participant an amount which shall be sufficient on an after tax basis to compensate the Participant for all additional taxes incurred by reason of any income realized as a result of the continued coverage under this subparagraph, to the extent such taxes result from the Participant's status as a non-employee and would not be incurred if Participant was an employee of the Corporation, on a grossed-up basis at the highest marginal income tax rate for individuals; provided, however, that no such payment shall be provided with respect to continued coverage under any split dollar life insurance plan or arrangement. The Coverage Period shall not be taken into account as a period of continuation coverage for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974 or for purposes of any other obligation of the Corporation to provide any continued coverage to the Participant (and, where applicable, members of the Participant's family) under any group medical, dental, life or disability plan.

     3.2.6 Certain Reduction of Payments. Notwithstanding any other provisions herein to the contrary, in the event that it shall be determined that any payment or distribution by the Corporation to or for the benefit of a Participant (whether or not such payment or distribution is provided hereunder) (a "Payment") would be nondeductible by the Corporation for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then (i) the payment under Section 3.2.2, (ii) that portion of the payment under Section 3.2.3 which is determined under clause (ii) of Section 3.2.3, and (iii) that portion of the payment under Section 3.2.4 which is attributable to the annual bonus award (such payments to or for the benefit of the Participant, or the specified portions thereof, under Sections 3.2.2, 3.2.3 and 3.2.4 referred to in the aggregate as "Plan Payments") shall be reduced, but not below zero, to the maximum amount which is determined not to cause any Payment to be nondeductible to the Corporation because of Section 280G of the Code (the "Safe Harbor Amount"). All determinations required to be made under this Section 3.2.6 shall be made by Piper & Marbury L.L.P. (the "Law Firm") which shall provide detailed supporting calculations both to the Corporation and the Participant. The Law Firm may employ and rely upon the opinions of actuarial or accounting professionals to the extent it deems necessary or advisable. In the event that the Law Firm determines for any reason that it is unable to perform such services, or declines to do so, the Corporation shall select another nationally recognized law firm to make the determinations required under this section (which law firm shall then be referred to as the Law Firm hereunder). Any such determination by the Law Firm shall be binding on the Corporation and the Participant.

3.3     Certain Definitions.  For purposes of this Plan:

     3.3.1. "Cause" means (i) the Participant's willful and continued failure substantially to perform the duties of his or her position (other than as a result of Disability or as a result of termination by the Participant for Good Reason) after written notice to the Participant by the Board specifying such failure, provided that such "cause" shall have been found by a majority vote of the Board after at least 10 days' written notice to the Participant specifying the failure on the part of the Participant and after an opportunity for the Participant to be heard at a meeting of the Board; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by the Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Corporation or any of its affiliates; or (iii) the Participant's indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Corporation conducts business. For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Corporation's best interests.

     3.3.2. "Good Reason" means (i) removal from, or failure to be reappointed or reelected to, the Participant's principal positions immediately prior to the Effective Date (other than as a result of a promotion); (ii) material diminution in the Participant's title, position, duties or responsibilities, or the assignment to the Participant of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the Participant's position immediately prior to the Effective Date; (iii) reduction in base salary or Incentive Compensation opportunity, including reduction in level of participation in long term incentive, benefit and other plans for key employees as in effect immediately preceding the Effective Date, or their equivalents; (iv) relocation of the Participant's principal workplace without his or her consent to a location which is more than 50 miles from the Participant's principal workplace on the Effective Date; or (v) any failure by the Corporation to comply with and satisfy the requirements of Section 3.5.7, provided that the successor shall have received at least ten days' prior written notice from the Corporation or the Participant of the requirements of Section
3.5.7. For purposes of clauses (i), (ii), (iii) of the preceding sentence, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Participant shall be excluded. For purposes of clause (ii), no material diminution of title, position, duties or responsibilities shall be deemed to occur solely because the Corporation becomes a subsidiary of another corporation or change in the reporting hierarchy incident thereto.

     3.3.3. "Disability" means either (i) "total disability" as defined for purposes of the Corporation's Long-Term disability benefit plan; or (ii) the Participant's inability, as a result of physical or mental incapacity, to perform the Participant's duties for a period of six consecutive months or for an aggregate of six months in any twelve consecutive month period.

     3.3.4. "Incentive Compensation" includes any bonus or award received under any corporate incentive plan or under any corporate long-term incentive plan maintained by the Corporation (or any successor to any such plan).

3.4     Terms and Conditions of Participation

     3.4.1. Conditions of Participation. As a condition to being covered by the Plan, each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall acknowledge and agree that (i) except as may otherwise be expressly provided under any other executed agreement between the Participant and the Corporation, nothing contained in this Plan (including, but not limited to using the term "Cause" to determine benefits under this Plan) is intended to change the fact that the employment of the Participant by the Corporation is "at will" and, prior to the Effective Date, may be terminated by either the Participant or the Corporation at any time, (ii) in accordance with the Corporation's Alternative Dispute Resolution Policy (as in effect from time to time), disputes regarding the Participant's employment with the Corporation (regardless of whether such dispute involves the terms of this Plan) shall be subject to arbitration as provided in Section 3.5.9 of this Plan, and (iii) the Participant shall be bound by, and comply with, the requirements of Sections 3.5.3, 3.5.4 and 3.5.5 of this Plan. Moreover, if prior to the Effective Date, the Participant's employment with the Corporation terminates, then the Participant shall have no further rights under this Plan.

     3.4.2. Non-Duplication. As a condition of being covered by this Plan, and notwithstanding any other agreement to the contrary, each Participant, by executing the letter agreement in the form, or substantially in the form, of Exhibit A, shall agree that (i) the payments under this Plan shall be in lieu of any severance or similar payments that otherwise might be payable under any plan, program, policy or agreement and (ii) except for amounts payable under the Retirement Plans, if any, the payments under Sections 3.2.3 and 3.2.4 are in full and complete satisfaction of all liabilities of the Corporation with respect to the Participant under the plans, programs and agreements described in those Sections.

     3.4.3. Amendment and Termination. The Plan may not be amended or terminated after the Effective Date. Prior to the Effective Date, the Board may, in its sole discretion, modify or amend this Plan in any respect, or terminate the Plan (including with respect to individuals then participating in the Plan), provided
(i) such action is taken and becomes effective at least one (1) year prior to the Effective Date and such action is communicated to the Participants prior to the Effective Date, (ii) the Board, in its sole discretion, determines that such actions are necessary, in its opinion, to permit any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles, if such transaction is intended to meet, and is conditioned upon compliance with, such requirements, or (iii) such actions do not reduce the amount or defer the receipt of any payment or benefit provided under this Plan.

3.5     General.

     3.5.1. Indemnification. If litigation or arbitration shall be brought to enforce or interpret any provision of this Plan which relates to the Corporation's obligation to make payments hereunder, then the Corporation, to the extent permitted by applicable law and the Corporation's Charter, shall indemnify the Participant for his reasonable attorneys' fees and disbursements incurred in such proceedings, and shall pay pre-judgment interest on any money judgment obtained by the Participant calculated at the prime rate of interest published from time to time by The Wall Street Journal ("Prime Rate") from the date that payment(s) to him or her should have been made under this Plan.

     3.5.2. Payment Obligations; Overdue Payments. The Corporation's obligations to make the payments and provide the benefits to the Participant under this Plan shall be absolute and unconditional and shall not be affected in any way by any circumstances, including, without limitation, any asserted violation of Sections 3.5.3, 3.5.4 or 3.5.5 of this Plan or any offset, counterclaim, recoupment, defense or other right which the Corporation may have against the Participant or anyone else, provided, however, that as a condition to payment of amounts under this Plan, the Participant shall execute a general release and waiver ("Waiver"), in form and substance reasonably satisfactory to the Corporation, of all claims relating to the Participant's employment by the Corporation and the termination of such employment, including, but not limited to, discrimination claims, employment-related tort claims, contract claims and claims under this Plan (other than claims with respect to benefits under the Corporation's tax-qualified retirement plans, continuation of coverage or benefits solely as required by Part 6 of Title I of the Employee Retirement Income Security Act of 1974 or any obligation of the Corporation to provide future performance under
Section 3.2.5). All amounts payable by the Corporation hereunder shall be paid without notice or demand, except as may be required with respect to the Waiver. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Participant or from whosoever may be entitled thereto, for any reason whatsoever. The Participant shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and provide the benefits required under this Plan. The Participant shall be entitled to receive interest at the Prime Rate on any payments under this Plan that are overdue, provided, however, that no payments shall be deemed to be overdue until the Participant executes the Waiver and any recision period with respect to such Waiver has expired.

     3.5.3. Confidential Information. The Participant shall at all times hold in a fiduciary capacity for the benefit of the Corporation all secret, confidential or proprietary information, knowledge or data relating to the Corporation, and its respective businesses, which shall have been obtained by the Participant during the Participant's employment by the Corporation and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Plan) including, but not limited to, information regarding clients, customers, policyholders, vendors, consultants and agents of the Corporation ("Confidential Information"). During the Participant's employment with the Corporation and after termination of such employment at any time or for any reason, and regardless of whether any payments are made to the Participant under this Plan as a result of such termination, the Participant shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to any person other than the Corporation and those designated by it or use any Confidential Information except for the benefit of the Corporation. Immediately upon termination of the Participant's employment with the Corporation at any time or for any reason, the Participant shall return to the Corporation all Confidential Information, including, but not limited to, any and all copies, reproductions, notes or extracts of Confidential Information.

     3.5.4. Solicitation of Employees. During the Participant's employment with the Corporation and for a period of twelve (12) months after termination of such employment at any time and for any reason, and regardless of whether any payments are made to the Participant under this Plan as a result of such termination, the Participant shall not solicit, participate in or promote the solicitation of any person who was employed by the Corporation at the time of the Participant's termination of employment with the Corporation to leave the employ of the Corporation, or, on behalf of himself or any other person, hire, employ or engage any such person. The Participant further agrees that, during such time, if an employee of the Corporation contacts the Participant about prospective employment, the Participant will inform such employee that he or she cannot discuss the matter further without informing the Corporation.

     3.5.5. Solicitation of Clients, Customers, Etc. During the Participant's employment with the Corporation and for a period of twelve (12) months after termination of the Participant's employment under circumstances which result in payment of any amounts to the Participant under this Plan, the Participant shall not, directly or indirectly, solicit any person who, at the time of the termination of the Participant's employment with the Corporation, was a client, customer, policyholder, vendor, consultant or agent of the Corporation to discontinue business, in whole or in part, with the Corporation. The Participant further agrees that, during such time, if such a client, customer, policyholder, vendor, consultant or agent contacts the Participant about discontinuing business with the Corporation and/or moving that business elsewhere, the Participant will inform such client, customer, policyholder, vendor, consultant or agent that he or she cannot discuss the matter further without informing the Corporation.

     3.5.6. Application of Restrictions Respecting Confidential Information and Solicitation of Employees, Clients, Customers, etc. The requirements and obligations of the Participant under Sections 3.5.3, 3.5.4 and 3.5.5 shall be in addition to and not a limitation under any other requirements and obligations of the Participant, at law or otherwise. The term "person" for purposes of Sections 3.5.3, 3.5.4 and 3.5.5 shall include any individual or entity, including any corporation, trust or partnership.

     3.5.7. Successors. All right under this Plan are personal to the Participant and without the prior written consent of the Corporation shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by the Participant's legal representative. This Plan shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such event resulting in a successor had taken place. As used in this Plan, "Corporation" shall mean the Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees, or is otherwise obligated, to perform this Plan by operation of law, or otherwise.

     3.5.8. Controlling Law. This Plan shall in all respects be governed by, and construed in accordance with, the laws of the State of Maryland (without regard to the principles of conflicts of laws).

     3.5.9. Arbitration. IN ACCORDANCE WITH THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY (AS IN EFFECT FROM TIME TO TIME), DISPUTES REGARDING THE PARTICIPANT'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE HEREUNDER, WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE PARTICIPANT SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC. OR ANY SUCCESSOR THERETO, IN ACCORDANCE WITH JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF MARYLAND WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS PLAN; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY. ARBITRATION MAY BE HELD IN THE LARGEST CITY WITHIN 50 MILES OF THE PARTICIPANT'S LOCATION OF EMPLOYMENT AT THE TIME OF HIS OR HER TERMINATION OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

     3.5.10. Severability. Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



Date:  February 27, 1997






                                          /s/ NORMAN P. BLAKE, JR.
                                          Norman P. Blake, Jr.
                                          Chairman, President, and
                                          Chief Executive Officer





                          KEY EXECUTIVE SEVERANCE PLAN

Dear ____________:


     The Board of Directors has approved the enclosed Key Executive Severance Plan (the "Plan"). The Chief Executive Officer of the Corporation, with the concurrence of the Compensation Committee of the Board, has designated you to be a Participant in the Plan.

     For purposes of Section 3.2.2, the amount of the Lump Sum Cash Payment in the event you become entitled to benefits under the Plan shall be equal to [Amount to be specified]. Such payment shall be subject to the limitations set forth in Section 3.2.6 of the Plan, if applicable.

     Please review the provisions of the Plan and its stated purposes carefully, including particularly the terms and conditions stated in Sections 3.1.1 (Continuation of Services), 3.4 (Terms and Conditions of Participation), 3.5.3 (Confidential Information), 3.5.4 (Solicitation of Employees), 3.5.5 (Solicitation of Clients, Customers, Etc.) and 3.5.9 (Arbitration), to which you will agree by executing this letter agreement. In order to be entitled to the benefits and agree to your obligations provided in the Plan, please execute the enclosed copy of this letter and return it to John A. MacColl, Executive Vice President and General Counsel, whereupon the Plan and this letter will become a legally binding agreement between you and the Corporation.


                                          Very truly yours,



                                          --------------------------



I hereby confirm my agreement with the foregoing:

-------------------------------

Date:__________________________